SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 22, 1998


                                AMERICREDIT CORP.
             (Exact name of registrant as specified in its charter)



             TEXAS                       1-10667              75-2291093
(State or other jurisdiction of     (Commission File         (IRS Employer
        incorporation)                   Number)          Identification No.)

200 BAILEY AVENUE, FORT WORTH, TEXAS                                     76107
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:      (817) 332-7000
                                                    ------------------------


                                (NOT APPLICABLE)
(Former name or former address, if changed since last report)







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



ITEM 5.  OTHER EVENTS

         The Registrant files herewith the exhibit listed in Item 7(c) below.

ITEM 7(C).  EXHIBITS

         The following exhibit is furnished in accordance with Item 601 of Regulation S-K:

                  99       Press Release









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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AMERICREDIT CORP.
                                  (Registrant)


Date: January 22, 1998            By:      /s/ Daniel E. Berce
                                           -------------------
                                           Daniel E. Berce
                                           Vice Chairman of the Board and Chief
                                           Financial Officer









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                                INDEX TO EXHIBITS




    EXHIBIT                                                        SEQUENTIALLY
      NO.                    EXHIBIT                               NUMBERED PAGE
      ---                    -------                               -------------

      99                  Press Release









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


FOR IMMEDIATE RELEASE

Contact:          Kim Welch
                  Investor Relations Manager
                  (817) 882-7009

                                AMERICREDIT CORP.
                              ANNOUNCES $50 MILLION
                     PRIVATE SENIOR UNSECURED DEBT OFFERING

FORT WORTH, TEXAS, January 22, 1998-(NYSE: ACF) today announced that it is proposing to make a private offering of $50 million aggregate principal amount of senior notes to certain qualified institutional buyers.

The purpose of the offering is to provide AmeriCredit with additional capital to fund its growth, including increasing the amount of automobile and other loans the Company can acquire, originate and hold for pooling and sale in the asset-backed securities market.

The notes to be offered by AmeriCredit in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements.

AmeriCredit Corp. is a national consumer finance company specializing in purchasing, securitizing and servicing automobile loans and originating and selling home equity loans.